NATIONS FUND, INC.

                             ARTICLES SUPPLEMENTARY

                    RENAMING EXISTING SERIES OF CAPITAL STOCK
                 OF THE CORPORATION AND ESTABLISHING NEW SERIES


              Nations Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST: Pursuant to a resolution duly adopted by a majority of the Corporation's Board of Directors at a regular meeting of the Corporation's Board of Directors held on October 11, 1996, and pursuant to Sections 2-605 and 2-607 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Code"), the Board of Directors has taken the following actions, which are expressly limited to changes permitted by Section 2-605(a)(4) of the Code to be made without action by the stockholders:

        (a) renamed ten billion (10,000,000,000) shares, with a par value of $.001 per share, of the Corporation's authorized, classified and designated shares currently classified as Investor D Shares of Nations Prime Fund as Daily Shares of Nations Prime Fund; and

        (b) renamed ten billion (10,000,000,000) shares, with a par value of $.001 per share, of the Corporation's authorized, classified and designated shares currently classified as Investor D Shares of Nations Treasury Fund as Daily Shares of Nations Treasury Fund.

              SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such classes of shares named in Article FIRST thereto have not been changed.

              THIRD: The Board of Directors, pursuant to a resolution duly adopted by a majority of the Corporation's Board of Directors at a regular meeting of the Board held on February 5, 1997, and pursuant to Article EIGHTH of the Corporation's Articles of Incorporation and in accordance with Sections 2-105 (c) and 2-208.1 of the Code, authorized the appropriate Officers of the Corporation to take such action as necessary to increase the number of authorized shares of common stock of the Corporation to four hundred twenty billion (420,000,000,000) shares, all of which have a par value of one-tenth of one cent ($.001) per share, having an aggregate par value of four hundred twenty million dollars ($420,000,000.00).

              FOURTH:The Board of Directors has duly classified one hundred fifty billion (150,000,000,000) shares of the authorized, unissued and unclassified shares of common stock of the Corporation into the following classes and has provided for the issuance of such shares:

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         (a)      ten billion (10,000,000,000) authorized, unissued and
                  unclassified shares are classified as Primary A Shares of Nations Small Company Growth Fund;

         (b) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary B Shares of Nations Small Company Growth Fund;

         (c) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor A Shares of Nations Small Company Growth Fund;

         (d) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor C Shares of Nations Small Company Growth Fund;

         (e) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor N Shares of Nations Small Company Growth Fund;

         (f) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary A Shares of Nations U.S. Government Bond Fund;

         (g) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary B Shares of Nations U.S. Government Bond Fund;

         (h) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor A Shares of Nations U.S. Government Bond Fund;

         (i) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor C Shares of Nations U.S. Government Bond Fund;

         (j) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor N Shares of Nations U.S. Government Bond Fund;

         (k) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary A Shares of Nations International Growth Fund; and

         (l) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary B Shares of Nations International Growth Fund;

         (m) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor A Shares of National International Growth Fund;

         (n) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor C Shares of Nations International Growth Fund;

         (o) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor N Shares of Nations International Growth Fund.

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

              FIFTH: Immediately before the renaming of the twenty billion (20,000,000,000) shares and the authorization and issuance of the one hundred fifty billion (150,000,000,000) shares as set forth in Articles FIRST, THIRD and FOURTH hereto, the Corporation was authorized to issue two hundred seventy billion (270,000,000,000) shares of authorized common stock, which were classified as follows:

         (a) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Prime Fund;

         (b) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Prime Fund;

         (c) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Prime Fund;

         (d) ten billion (10,000,000,000) shares are classified as Investor D Shares of Nations Prime Fund;

         (e) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Prime Fund;

         (f) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Prime Fund;

         (g) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Treasury Fund;

         (h) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Treasury Fund;

         (i) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Treasury Fund;

         (j) ten billion (10,000,000,000) shares are classified as Investor D Shares of Nations Treasury Fund;

         (k) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Treasury Fund;

         (l) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Treasury Fund;

         (m) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Equity Income Fund;

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

         (n) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Equity Income Fund;

         (o) ten billion (10,000,000,000) shares are classified as Investor N Shares of Nations Equity Income Fund;

         (p) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Equity Income Fund;

         (q) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Equity Income Fund;

         (r) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Government Securities Fund;

         (s) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Government Securities Fund;

         (t) ten billion (10,000,000,000) shares are classified as Investor N Shares of Nations Government Securities Fund;

         (u) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Government Securities Fund;

         (v) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Government Securities Fund;

         (w) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations International Equity Fund;

         (x) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Equity Fund;

         (y) ten billion (10,000,000,000) shares are classified as Investor N Shares of Nations International Equity Fund;

         (z) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Equity Fund; and

         (aa) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations International Equity Fund.

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


              SIXTH: Following the renaming of the twenty billion (20,000,000,000) shares and the authorization and issuance of the one hundred fifty billion (150,000,000,000) shares as set forth in Articles FIRST, THIRD and FOURTH, the Corporation's four hundred twenty billion (420,000,000,000) total authorized common stock, all of which have a par value of one tenth of one cent ($.001) per share, having an aggregate par value of four hundred twenty million dollars ($420,000,000.00), are classified as follows:

         (a) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary A Shares of Nations Small Company Growth Fund;

         (b) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary B Shares of Nations Small Company Growth Fund;

         (c) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor A Shares of Nations Small Company Growth Fund;

         (d) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor C Shares of Nations Small Company Growth Fund;

         (e) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor N Shares of Nations Small Company Growth Fund;

         (f) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary A Shares of Nations U.S. Government Bond Fund;

         (g) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary B Shares of Nations U.S. Government Bond Fund;

         (h) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor A Shares of Nations U.S. Government Bond Fund;

         (i) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor C Shares of Nations U.S. Government Bond Fund;

         (j) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor N Shares of Nations U.S. Government Bond Fund;

         (k) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary A Shares of Nations International Growth Fund; and

         (l) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Primary B Shares of Nations International Growth Fund;

         (m) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor A Shares of National International Growth Fund;

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

         (n) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor C Shares of Nations International Growth Fund;

         (o) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Investor N Shares of Nations International Growth Fund.

         (p) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Prime Fund;

         (q) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Prime Fund;

         (r) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Prime Fund;

         (s) ten billion (10,000,000,000) shares are classified as Daily Shares of Nations Prime Fund;

         (t) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Prime Fund;

         (u) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Prime Fund;

         (v) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Treasury Fund;

         (w) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Treasury Fund;

         (x) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Treasury Fund;

         (y) ten billion (10,000,000,000) shares are classified as Daily Shares of Nations Treasury Fund;

         (z) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Treasury Fund;

         (aa) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Treasury Fund;

         (bb) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Equity Income Fund;

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

         (cc) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Equity Income Fund;

         (dd) ten billion (10,000,000,000) shares are classified as Investor N Shares of Nations Equity Income Fund;

         (ee) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Equity Income Fund;

         (ff) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Equity Income Fund;

         (gg) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Government Securities Fund;

         (hh) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Government Securities Fund;

         (ii) ten billion (10,000,000,000) shares are classified as Investor N Shares of Nations Government Securities Fund;

         (jj) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Government Securities Fund;

         (kk) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Government Securities Fund;

         (ll) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations International Equity Fund;

         (mm) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Equity Fund;

         (nn) ten billion (10,000,000,000) shares are classified as Investor N Shares of Nations International Equity Fund;

         (oo) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Equity Fund; and

         (pp) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations International Equity Fund.

      The summary and restatement of the total outstanding shares of the Corporation's common stock in this Article SIXTH has not otherwise changed the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions of such classes of shares.

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

              SEVENTH: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

              EIGHTH: The Board of Directors has duly authorized the filing of these Articles Supplementary.


              IN WITNESS WHEREOF, NATIONS FUND, INC. has caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 5th day of February, 1997. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

                                                     NATIONS FUND, INC.


                                                     By:  /s/ A. Max Walker
                                                          ------------------
                                                          A. Max Walker
                                                          President

ATTEST:

/s/ Richard H. Blank, Jr.
-------------------------
Richard H. Blank, Jr.
Secretary

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